UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2013

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 1, 2013, BREP III, a Pennsylvania limited real estate partnership, entered into a Rule 10b5-1 trading plan (the “Plan”) with a broker to manage the sale of up to 380,400 shares of the common stock of Dorman Products, Inc. (the “Company”), subject to the terms and conditions of the Plan. The Plan start date is March 6, 2013 and the Plan will expire on March 6, 2014, unless renewed, extended, or terminated before the date of expiration. The Plan allows BREP III, of which Steven L. Berman, the Company’s Chairman and Chief Executive Officer, is a partner, to monetize its equity position in a systematic, nondiscretionary manner with the goal of minimal market impact and compliance with regulations adopted by the Securities and Exchange Commission.

Steven L. Berman, the Company’s Chairman and Chief Executive Officer, shares voting and dispositive power with certain other family members, including the estate of the late Richard N. Berman, the Company’s former Chairman and Chief Executive Officer, with respect to the shares held by BREP III.

BREP III will not have control over the timing of stock sales under the Plan, thereby allowing trades to occur exempt from the “blackout periods” prescribed by the Company’s insider trading policy. Any transactions under the Plan will be reported by the partnership through Rule 144 filings and by Steven L. Berman through Form 4 filings with the Securities and Exchange Commission, as appropriate.

The Plan is intended to satisfy the affirmative defense conditions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows corporate insiders to establish prearranged written stock plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: March 1, 2013	By:	/s/ Matthew Kohnke
		Name:	Matthew Kohnke
		Title:	Chief Financial Officer